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                                                                                       Exhibit 12
                                                    BFC FINANCIAL CORPORATION
                                     CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                         (In thousands)


                                         Year ended Year ended Year ended Year ended Year ended
                                          December   December   December   December   December
                                          31, 1993   31, 1992   31, 1991   31, 1990   31, 1989
                                         ---------- ---------- ---------- ---------- ----------
                                                        (1)        (1)        (1)        (1)
FIXED CHARGES:
 INTEREST                              $      9,063     64,883     99,944    133,533    154,701
 ELIMINATE BANKATLANTIC                         -      (55,567)   (90,998)  (127,218)  (148,540)
                                         ---------- ---------- ---------- ---------- ----------
                                              9,063      9,316      8,946      6,315      6,161
                                         ========== ========== ========== ========== ==========

EARNINGS (LOSS):
 PRETAX EARNINGS                             (1,303)    11,210    (22,585)   (14,542)   (12,684)
 MINORITY INTEREST IN
  BANKATLANTIC                                  -        3,964     (2,977)    (2,202)    (2,232)
                                         ---------- ---------- ---------- ---------- ----------
 PRETAX EARNINGS (LOSS) BEFORE
   MINORITY INTEREST                         (1,303)    15,174    (25,562)   (16,744)   (14,916)
 ELIMINATE BANKATLANTIC                     (10,764)   (25,300)    14,779      8,193      8,229
 BANKATLANTIC DIVIDENDS                         271        -          -          -          -
 FIXED CHARGES                                9,063      9,316      8,946      6,315      6,161
                                         ---------- ---------- ---------- ---------- ----------
                                       $     (2,733)      (810)    (1,837)    (2,236)      (526)
                                         ========== ========== ========== ========== ==========

RATIO                                         (0.30)     (0.09)     (0.21)     (0.35)     (0.09)
                                         =======================================================

COVERAGE DEFICIENCY                    $     11,796     10,126     10,783      8,551      6,687
                                         =======================================================

(1) The operations of BankAtlantic have been eliminated since there is a dividend restriction between BankAtlantic and the Company.
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